                                                                    Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the captions "Selected Financial Information" and "Experts" and to the use of our report dated
January 27, 2000, except for Note 8, as to which the date is June 15, 2000, and
Note 9, as to which the date is July 25, 2000, in the Registration Statement on Form S-1 (No. 333-92853) and to the incorporation by reference in this registration statement of such report.


                                                           /s/ ERNST & YOUNG LLP


San Diego, California
July 26, 2000